Exhibit 10.6

Execution Version

GUARANTEE AGREEMENT

GUARANTEE AGREEMENT (this “Guarantee Agreement”), dated as of September 30, 2016, by each of the Persons listed as a “Guarantor” on the signature pages hereto (including, for the purposes hereof, the Borrower (as defined below)) and each other Person who shall become a Party hereto by execution of a Guarantee Joinder Agreement substantially in the form of Exhibit A attached hereto (each such Person, individually, a “Guarantor” and, collectively, the “Guarantors”) in favor of Citibank, N.A., as administrative agent for its own benefit and the benefit of the other Secured Parties (as defined in the Credit Agreement referred to below) (in such capacities, together with permitted successors and assigns, the “Agent”).

W I T N E S S E T H

WHEREAS, reference is made to that certain Credit Agreement, dated as of September 30, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among (i) Versum Materials, Inc., a Delaware corporation (the “Borrower”), (ii) each Lender from time to time party thereto and (iii) the Citibank, N.A., as collateral agent (in such capacity the “Collateral Agent”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement; and

WHEREAS, the Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions expressly specified in, the Credit Agreement. Each Guarantor acknowledges that it is an integral part of a consolidated enterprise and that it will derive substantial direct and indirect benefits from the availability of the Commitments provided for in the Credit Agreement and from the making of the Loans by the Lenders. The obligations of the Lenders to make Loans are conditioned on, among other things, the execution and delivery by the Guarantors of a guarantee agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and provide the Commitments, the Guarantors are willing to execute this Guarantee Agreement.

Accordingly, the parties hereto agree as follows:

1. Guarantee. Each Guarantor fully, unconditionally and irrevocably guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, to the Agent for the benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the due and punctual payment (whether at the stated maturity, by required prepayment, by acceleration or otherwise) of all Obligations, including all such Obligations which shall become due but for the operation of the Bankruptcy Code of the United States (the “Bankruptcy Code”) (collectively, the “Guaranteed Obligations”); provided, however, that Guaranteed Obligations consisting of obligations arising under any Swap Contract shall exclude all Excluded Swap Obligations. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon the Guarantee Agreement notwithstanding any extension or renewal of any Guaranteed Obligation. Notwithstanding any provision hereof or in any other Loan Document to the contrary, in the event that any Guarantor is not an “eligible contract participant” as such term is defined in Section 1(a)(18) of the Commodity Exchange Act, as amended, at the time (i) any transaction is entered into under a Swap Contract or (ii) such Guarantor becomes a Guarantor hereunder, the Guaranteed Obligations of such Guarantor shall not include (x) in the case of clause (i) above, such transaction and (y) in the case of clause (ii) above, any transactions outstanding under any Swap Contract as of the date such Guarantor becomes a Guarantor hereunder.

Each Guarantor agrees that (i) it is jointly and severally, directly and primarily liable (subject to the operation of the Bankruptcy Code) for the Guaranteed Obligations and (ii) the Guaranteed Obligations will rank equally in right of payment with other Indebtedness of such Guarantor, except to the extent such other Indebtedness constitutes Subordinated Indebtedness of such Guarantor, in which case the Guaranteed Obligations will rank senior in right of payment to such other Indebtedness.

2. Guaranteed Obligations Not Waived or Affected. To the fullest extent permitted by Applicable Law, each Guarantor expressly waives presentment to, demand of payment from and protest to any Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of the Guarantee hereunder, notice of protest for nonpayment and all other notices of any kind. To the fullest extent permitted by Applicable Law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against any Loan Party under the provisions of the Credit Agreement, any other Loan Document or otherwise or against any other party with respect to any of the Guaranteed Obligations, (b) any rescission, waiver, amendment or modification of (including, without limitation, any extension, renewal or restructuring of, any acceptance of late or partial payments under, or any change in the amount of borrowings), or any release from, any of the terms or provisions of this Guarantee Agreement, the Credit Agreement, or any other Loan Document or any other agreement with respect to any Loan Party or with respect to the Guaranteed Obligations, (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Agent or any other Secured Party (including, but not limited to, lapse in perfection impairment of any security for any of the Guaranteed Obligations), (d) any lack of legality, validity or enforceability of the Credit Agreement, any of the Notes or any other Loan Document, or any other agreement or instrument creating, providing security for, or otherwise relating to any of the Guaranteed Obligations, (e) any existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor), of the Guaranteed Obligations or (f) the lack of legal existence of any Loan Party or legal obligation to discharge any of the Guaranteed Obligations by any Loan Party for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of any Loan Party.

It is the express purpose and intent of the parties hereto that this Guarantee Agreement and the Guarantors’ Guaranteed Obligations hereunder and under each Guarantee Joinder Agreement shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment and performance as herein provided.

3. Security. Each Guarantor hereby acknowledges and agrees that the Agent and each of the other Secured Parties may (a) take and hold security for the payment of the guarantee hereunder and the Guaranteed Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof in accordance with Loan Documents and (c) release or substitute any one or more endorsees, the Borrower, other Guarantors or other obligors, in each case without affecting or impairing in any way the liability of any Guarantor hereunder.

4. Guarantee of Payment. Each Guarantor further agrees that the guarantee hereunder constitutes a guarantee of payment when due of all Guaranteed Obligations and not of collection, and waives any right to require that any resort be had by the Agent or any other Secured Party to any of the Collateral or other security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Agent or any other Secured Party in favor of any Loan Party or any other Person or to any other guarantor of all or part of the Guaranteed Obligations. Any payment required to be made by the Guarantors hereunder may be required by the Agent or any other Secured Party on any number of occasions and shall be payable to the Agent, for the benefit of the Agent and the other Secured Parties, in the manner provided in the Credit Agreement.

5. Indemnification. Each Guarantor, jointly with the other Guarantors and severally, agrees to indemnify and hold harmless the Indemnitees to the same extent that the Borrower is required to do so pursuant to Section 10.05 of the Credit Agreement and shall be bound by the terms and conditions of Section 10.05 of the Credit Agreement as if a signatory thereto. To the fullest extent permitted by Applicable Law, no Guarantor or Indemnitee shall assert, and each Guarantor or Indemnitee hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee or Guarantor, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guarantee Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.

6. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Guaranteed Obligations and as provided in Section 12 hereof with respect to the release of a Guarantor upon the occurrence of certain permitted transactions), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise (other than the payment in full in cash of the Guaranteed Obligations). Without limiting the generality of the foregoing, the Guaranteed Obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under this Guarantee Agreement, the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of the Guaranteed Obligations).

7. Defenses Waived. To the fullest extent permitted by Applicable Law, each of the Guarantors waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than the payment in full in cash of all the Guaranteed Obligations (other than contingent indemnity obligations that are not due and payable, any Secured Bank Products Obligations or any obligations under Designated Credit Lines and Letters of Credit that have been Cash Collateralized or as to which other arrangements reasonable satisfactory to the Agent and the applicable L/C Issuer have been made). To the fullest extent permitted by Applicable Law, each Guarantor further waives any defense based on amendment or waiver of any Guaranteed Obligation, non-perfection or release of Collateral or any law or regulation of any jurisdiction or any other event affecting any term of a Guaranteed Obligation. Each Guarantor hereby acknowledges that the Agent and the other Secured Parties may foreclose on any security held by one or more of the Secured Parties by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Loan Party or exercise any other right or remedy available to them against any Loan Party without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent that all the Guaranteed Obligations have been paid in full in cash (other than contingent indemnity obligations that are not due and payable, any Secured Bank Products Obligations or any obligations under Designated Credit Lines and Letters of Credit that have been Cash Collateralized or as to which other arrangements reasonable satisfactory to the Agent and the applicable L/C Issuer have been made). Pursuant to and to the extent permitted by Applicable Law, each of the Guarantors waives any defense arising out of any such election and waives any benefit of and right to participate in any such foreclosure action, even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Loan Party, as the case may be, or any security. Each Guarantor agrees that it shall not assert any claim in competition with the Agent or any other Secured Party in respect of any payment made hereunder in any bankruptcy, insolvency, reorganization, or any other proceeding.

Each Guarantor hereby agrees that payment by such Guarantor of its Guaranteed Obligations under this Guarantee Agreement may be enforced by the Agent on behalf of the Secured Parties upon demand by the Agent to such Guarantor without the Agent being required (such Guarantor expressly waiving to the extent permitted by law any right it may have to require the Agent) to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Guarantor or any other guarantor of the Guaranteed Obligations, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Agent or any Lender or other party to any Loan Document by the Borrower, any other Guarantor or any other Person on account of the Guaranteed Obligations or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY SUCH GUARANTOR THAT DEMAND UNDER THIS GUARANTEE AGREEMENT MAY BE MADE BY THE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND SO LONG AS SUCH EVENT OF DEFAULT IS CONTINUING UNDER THE CREDIT AGREEMENT.

8. Agreement to Pay. In furtherance of the foregoing and not in limitation of any other right that the Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will promptly pay, or cause to be paid, to the Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Guaranteed Obligations. Upon payment by any Guarantor of any sums to the Agent or any Secured Party as provided above, all rights of such Guarantor against any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to, and shall not be exercised by such Guarantor prior to, the prior payment in full in cash of all the Guaranteed Obligations (other than contingent indemnity obligations that are not due and payable, any Secured Bank Products Obligations or any obligations under Designated Credit Lines and Letters of Credit that have been Cash Collateralized or as to which other arrangements reasonable satisfactory to the Agent and the applicable L/C Issuer have been made). If any amount shall erroneously be paid to any Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held for the benefit of the Secured Parties and shall forthwith be paid to the Agent to be credited against the payment of the Guaranteed Obligations in accordance with the terms of the Credit Agreement.

9. Representations and Warranties.

(a) Each Guarantor warrants and represents to the Agent, for the benefit of the Secured Parties, that, as of the date hereof, (i) it has the applicable power and authority to execute, deliver and perform the terms and provisions of this Guarantee Agreement and has taken all necessary corporate or other organizational action to authorize its execution, delivery and performance of this Guarantee Agreement, (ii) it has duly executed and delivered this Guarantee Agreement and, upon execution, this Guarantee Agreement constitutes such Guarantor’s legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights, good faith and fair dealing and by equitable principles (regardless of whether enforcement is sought in equity or at law), (iii) neither the execution, delivery or performance by such Guarantor of this Guarantee

Agreement nor the consummation of the transactions contemplated herein (w) will violate any provision of any Applicable Law applicable to any Loan Party, (x) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Collateral Documents and except for Permitted Liens) upon any of the property or assets of any Loan Party pursuant to the terms of any material Contractual Obligation of any Loan Party, or any of its Restricted Subsidiaries, (y) will violate any provision of any Organizational Document of any Loan Party or (z) require any approval of stockholders or any approval or consent of any Person (other than a Governmental Authority) except as have been obtained on or prior to the date hereof; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (w), (x) or (z) to the extent that such conflict, breach, contravention or payment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Each Guarantor represents and warrants to the Agent, for the benefit of the Secured Parties, as of the Closing Date and at the time of each Credit Extension (in the case of any Credit Extension following the Closing Date, solely to the extent required on the date for such Credit Extension pursuant to Section 4.02 of the Credit Agreement), that the representations and warranties set forth in the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is incorporated herein by reference, are true and correct in all material respects as of such date, unless expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and the Agent and the Secured Parties shall be entitled to rely on each of such representations and warranties as if they were fully set forth herein.

(c) Until (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Loan and all fees and other Obligations (other than contingent indemnity obligations that are not due and payable, any Secured Bank Product Obligations or any obligations under Designated Credit Lines) shall have been paid in full and (iii) all outstanding Letters of Credit have been Cash Collateralized or as to which other arrangements reasonably satisfactory to the Agent and the applicable L/C Issuer have been made, each Guarantor covenants and agrees with the Agent for the benefit of the Secured Parties that, from and after the date of this Guarantee Agreement until the Borrower is released from its obligations under Articles 6 and 7 of the Credit Agreement (or, if earlier, the date such Guarantor is released from this Guarantee Agreement), such Guarantor shall comply with the terms of Articles 6 and 7 of the Credit Agreement as if such covenants were fully set forth herein.

10. Limitation on Guarantee of Guaranteed Obligations.

(a) In any action or proceeding with respect to any Guarantor involving any state corporate law, the Bankruptcy Code or any other state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of such Guarantor under Section 1 hereof would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Secured Party, the Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

(b) Each Guarantor, and by its acceptance of this Guarantee Agreement, the Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guarantee Agreement and the Guaranteed Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act,

the Uniform Fraudulent Transfer Act, any other state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally or any other similar legislation to the extent applicable to this Guarantee Agreement and the Guaranteed Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Guarantor under this Guarantee Agreement at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Guarantee Agreement not constituting a fraudulent transfer or conveyance (or similar legal concepts under Applicable Law) after giving full effect to the liability under this Guarantee Agreement and its related contribution rights set forth herein but before taking into account any liabilities under any other Guarantee (other than any other Guarantee of Indebtedness that is pari passu (in right of payment and claims on Collateral) with the Obligations).

(c) To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date. For purposes of determining the net worth of any Guarantor in connection with the foregoing, all Guarantees of such Guarantor other than the Guarantee hereunder and any other Guarantee of Indebtedness that is pari passu (in right of payment and claims on Collateral) with the Obligations will be deemed to be enforceable and payable after the Guarantee hereunder and any other Guarantee of such pari passu Indebtedness.

11. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of each Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Agent nor any of the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

12. Termination; Release of Guarantor. This Guarantee Agreement (a) shall automatically terminate when (i) the Commitments have expired or been terminated and (ii) the Obligations (other than contingent indemnity obligations that are not due and payable, any Secured Bank Products Obligations or any obligations under Designated Credit Lines and Letters of Credit that have been Cash Collateralized or as to which other arrangements reasonable satisfactory to the Agent and the applicable L/C Issuer have been made) under the Credit Agreement shall have been paid in full, and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of any Loan Party or otherwise. This Guarantee Agreement shall automatically terminate as to any Guarantor (x) upon the designation of such Guarantor as an Unrestricted Subsidiary pursuant to (and in accordance with) Section 6.12 of the Credit Agreement, (y) upon the Disposition of such Guarantor permitted pursuant to Section 7.05 of the Credit Agreement or, if such Person otherwise ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents or (z) otherwise in accordance with Section 10.01 of the Credit Agreement. Upon request of the Borrower and at the Borrower’s expense, the Agent shall take such actions as are necessary to provide evidence of each release described in this Section 12.

13. Costs of Enforcement. Without limiting any of their obligations under the Credit Agreement or the other Loan Documents, and without duplication of any fees, expenses or indemnification provided for under the Credit Agreement and the other Loan Documents, each Guarantor, jointly with the other Guarantors and severally, agrees to pay all expenses of the Administrative Agent, the Collateral Agent, the Arrangers, each L/C Issuer, the Swingline Lender and the Lenders to the same extent that the Borrower is required to do so pursuant to Section 10.04 of the Credit Agreement and shall be bound by the terms and conditions of Section 10.04 of the Credit Agreement as if a signatory thereto.

14. Binding Effect; Several Agreement; Assignments. Whenever in this Guarantee Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Guarantee Agreement shall bind and inure to the benefit of each party hereto and their respective successors and permitted assigns. This Guarantee Agreement shall be binding upon each of the Guarantors and their respective successors and permitted assigns, and shall inure to the benefit of the Agent and the other Secured Parties, and their respective successors and assigns, except that the duties and obligations of the Guarantors may not be delegated or transferred except as permitted by the Credit Agreement. This Guarantee Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

15. Waivers; Amendment.

(a) No failure or delay of the Agent or any Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and of the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Guarantee Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor shall entitle any Loan Party to any other or further notice or demand in the same, similar or other circumstances.

(b) Neither this Guarantee Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Agent, subject to any consent of the Lenders required in accordance with Section 10.01 of the Credit Agreement.

16. Copies and Facsimiles. This instrument and all documents which have been or may be hereinafter furnished by the Guarantors to the Agent may be reproduced by the Agent by any photographic, microfilm, xerographic, digital imaging, or other process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

17. Governing Law. THIS GUARANTEE AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTEE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES OF THE STATE OF NEW YORK THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

18. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.02 of the Credit Agreement, provided that communications and notices to the Guarantors may be delivered to the Borrower on behalf of each of the Guarantors.

19. Survival of Agreement; Severability.

(a) All covenants, agreements, indemnities, representations and warranties made by the Guarantors herein and in the certificates or other instruments delivered in connection with or pursuant to this Guarantee Agreement, the Credit Agreement or any other Loan Document shall be considered to have been relied upon by the Agent and the other Secured Parties and shall survive the execution and delivery of this Guarantee Agreement, the Credit Agreement and the other Loan Documents, regardless of any investigation made by the Agent or other Secured Party or on their behalf and, notwithstanding that the Agent or other Secured Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended, and shall continue in full force and effect until (x) the Commitments have expired or been terminated and (y) the Obligations (other than contingent indemnity obligations that are not due and payable, any Secured Bank Products Obligations or any obligations under Designated Credit Lines and Letters of Credit that have been Cash Collateralized or as to which other arrangements reasonable satisfactory to the Agent and the applicable L/C Issuer have been made) under the Credit Agreement shall have been paid in full. The provisions of Sections 5 and 13 hereof shall survive and remain in full force and effect regardless of the repayment of the Guaranteed Obligations, the expiration or termination of the Commitments or the termination of this Guarantee Agreement or any provision hereof.

(b) Any provision of this Guarantee Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

20. Counterparts. This Guarantee Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Guarantee Agreement by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Guarantee Agreement.

21. Rules of Interpretation. The rules of interpretation specified in Section 1.02 through Section 1.13 of the Credit Agreement shall be applicable, mutatis mutandis, to this Guarantee Agreement.

22. Jurisdiction; Consent to Service of Process.

(a) Each Guarantor agrees that any suit for the enforcement of this Guarantee Agreement may be brought in the courts of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein as the Agent may elect in its sole discretion and consents to the exclusive jurisdiction of such courts. Each Guarantor hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Guarantee Agreement against a Guarantor or its properties in the courts of any jurisdiction.

(b) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 18 hereof. Nothing in this Guarantee Agreement or any other Loan Document will affect the right of the Agent or any Secured Party to serve process in any other manner permitted by law.

23. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS GUARANTEE AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTEE AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 23 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

24. Right of Set-off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, after obtaining the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed), each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to any Guarantor, any such notice being waived by each Guarantor, and without notice to any other Person (other than the Agent), to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held by (other than payroll, trust, petty cash, employee benefit or tax accounts), and other Indebtedness (in whatever currency) at any time owing by, such Lender or any such Affiliate to or for the credit or the account of the respective Guarantor against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made any demand under this Guarantee Agreement or any other Loan Document, and although such Obligations may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the applicable Guarantor after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Agent, each Lender and their respective

Affiliates under this Section 24 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Agent and such Lender may have. Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Foreign Subsidiary constitute security, or shall the proceeds of such assets be available for, payment of the Obligations of the Borrower or any Subsidiary, it being understood that (a) the Capital Stock of any Foreign Subsidiary does not constitute such an asset and (b) the provisions hereof shall not limit, reduce or otherwise diminish in any respect the Borrower’s obligations to make any mandatory prepayment pursuant to Section 2.05(b) of the Credit Agreement.

25. Acknowledgment and Agreement to Certain Provisions of the Credit Agreement. Without limiting any of their obligations under the Credit Agreement or the other Loan Documents, each Guarantor acknowledges and agrees to Section 10.18 of the Credit Agreement.

26. Keepwell. Each Qualified ECP Guarantor (as defined below) hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 26 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 26, or otherwise under this Guarantee Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 26 shall remain in full force and effect until payment in full in cash of all the Guaranteed Obligations (other than contingent indemnity obligations that are not due and payable, any Secured Bank Products Obligations or any obligations under Designated Credit Lines and Letters of Credit that have been Cash Collateralized or as to which other arrangements reasonable satisfactory to the Agent and the applicable L/C Issuer have been made). Each Qualified ECP Guarantor intends that this Section 26 constitute, and this Section 26 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Guarantors have duly executed this Guarantee Agreement as of the day and year first above written.

GUARANTORS:	VERSUM MATERIALS, INC.
as a Guarantor

	By:	/s/ George G. Bitto
Name: George G. Bitto
Title: Senior Vice President and Chief Financial Officer

VERSUM MATERIALS US, LLC,
as a Guarantor

	By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: General Counsel and Secretary

VERSUM MATERIALS MANUFACTURING COMPANY, LLC,
as a Guarantor

	By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Secretary

ELECTRON TRANSFER TECHNOLOGIES, INC.,
as a Guarantor

	By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Secretary

Signature page to Guarantee

CITIBANK, N.A.,
as Administrative Agent

By:	/s/ Kirkwood Roland
Name: Kirkwood Roland
Title: Managing Director & Vice President